EXHIBIT 107

Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

Eaton Corporation
Eaton Corporation plc
Cooper B-Line, Inc.
Cooper Bussmann, LLC
Cooper Crouse-Hinds, LLC
Cooper Industries Unlimited Company
Cooper Power Systems, LLC
Cooper Wiring Devices, Inc.
Eaton Aeroquip LLC
Eaton Aerospace LLC
Eaton Capital Unlimited Company
Eaton Controls (Luxembourg) S.à r.l.
Eaton Domhanda Unlimited Company
Eaton Electric Holdings LLC
Eaton Filtration LLC
Eaton Leasing Corporation
Eaton Technologies (Luxembourg) S.à r.l.
Turlock B.V.
Wright Line Holding, Inc.
Wright Line LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	4.150% Sustainability-Linked Notes due 2033	Rule 457(r)	$1,300,000,000	99.929%	$1,299,077,000	$92.70 per $1,000,000	$120,424.44
	Other	Guarantee of the 4.150% Sustainability-Linked Notes due 2033(1)	Other(1)	—	—	—	—	—(1)
	Debt	4.700% Notes due 2052	Rule 457(r)	$700,000,000	99.458%	$696,206,000	$92.70 per $1,000,000	$64,538.30
	Other	Guarantee of the 4.700% Notes due 2052(1)	Other(1)	—	—	—	—	—(1)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$1,995,283,000		$184,962.74
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$184,962.74

(1)
Eaton Corporation plc, Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Industries Unlimited Company, Cooper Power Systems, LLC, Cooper Wiring Devices, Inc., Eaton Aeroquip LLC, Eaton Aerospace LLC, Eaton Capital Unlimited Company, Eaton Controls (Luxembourg) S.à r.l., Eaton Domhanda Unlimited Company, Eaton Electric Holdings LLC, Eaton Filtration LLC, Eaton Leasing Corporation, Eaton Technologies (Luxembourg) S.à r.l., Turlock B.V., Wright Line Holding, Inc. and Wright Line LLC will fully and unconditionally guarantee the 4.150% Sustainability-Linked Notes due 2033 and the 4.700% Notes due 2052 issued by Eaton Corporation. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to such guarantee.